Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187796) and Form S-3 (No. 333-191481) of Hi-Crush Partners LP (the “Partnership”) of (i) our report dated February 28, 2014, except for the effects of the merger of entities under common control discussed in Note 9 and the Supplemental Condensed Consolidating Financial Information included in Note 17 to the consolidated financial statements, as to which the date is August 11, 2014, relating to the consolidated financial statements of the Partnership and (ii) our report dated March 13, 2013, with respect to the supplement condensed consolidating financial information included in Note 17 to the consolidated financial statements, as to which the date is August 11, 2014, relating to the consolidated financial statements of Hi-Crush Proppants LLC (Predecessor), both of which appear in this Current Report on Form 8-K.

/s/PricewaterhouseCoopers LLP
Houston, Texas
August 11, 2014